Exhibit 99.2

CIM Real Estate Finance Trust, Inc. Increases Fourth Quarter Dividends by 11%
CMFT to Increase Monthly Dividends from 3.05¢ Per Share to 3.39¢ Per Share or from 9.15¢ Per Share to 10.17¢ Per Share for Q4 2022
PHOENIX – October 17, 2022 – CIM Real Estate Finance Trust, Inc. (“CMFT”) announced today an 11% increase in its monthly dividend rate for October, November and December 2022, from 3.05¢ to 3.39¢ per share, resulting in an increase from 9.15¢ in Q3 to 10.17¢ per share for the fourth quarter. This increase, of 11% quarter over quarter, will be reflected in shareholders’ monthly dividend starting with the October dividend, payable on November 1, 2022.
This dividend increase is a direct result of CMFT’s continued success in executing its business plan. As a leading commercial credit-focused real estate investment trust (REIT), CIM believes CMFT is structured to take advantage of market dislocation and opportunities in the current increasing interest rate environment. CMFT is now primarily invested in floating rate assets and is significantly under-levered relative to comparable publicly-traded commercial mortgage REITs.1
“CMFT has made significant progress on its path to becoming one of the largest credit-focused REITs. This greater size enables CMFT to access a larger pool of attractive market opportunities, diversify its portfolio and raise debt capital more efficiently,” said Richard Ressler, Chairman of the Board of Directors, President and CEO of CMFT, and Principal and Co-Founder of CIM Group. “We are proud of the transformation that CMFT has made in recent years and the value that has been created for our shareholders, resulting in our ability to increase dividends. It is our goal to continue increasing our dividend as we also pursue multiple methods of increasing liquidity for all shareholders, including a potential future listing of our stock.2”
1)Based on June 30, 2022 publicly available information.
2)There is no guarantee of any future dividends. The rate of future dividends, if any, will be determined by CMFT’s board of directors, in its sole discretion. There is no guarantee that a public listing will take place in the expected timeframe or at all.

About CIM Real Estate Finance Trust
CMFT is a public non-traded corporation that has elected to be taxed and currently qualifies as a REIT. CMFT invests in senior secured loans and credit leases. CMFT is managed by affiliates of CIM.
About CIM Group®
CIM is a community-focused real estate and infrastructure owner, operator, lender and developer. Since 1994, CIM has sought to create value in projects and positively impact the lives of people in communities across the Americas by delivering more than $60 billion of essential real estate and infrastructure projects. CIM’s diverse team of experts applies its broad knowledge and disciplined approach through hands-on management of real assets from due diligence to operations through disposition. CIM strives to make a meaningful difference in the world by executing key environmental, social and governance (ESG) initiatives and enhancing each community in which it invests. For more information, visit www.cimgroup.com.

Media Contact
Bill Mendel
Mendel Communications
212-397-1030
bill@mendelcommunications.com
Shareholder Contact
CIM Shareholder Relations
866-907-2653
Cautionary Statement Regarding Forward-Looking Information
This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Statements that describe future plans and objectives are also forward-looking statements. These statements are based on the current expectations of management for CMFT and on currently available industry, financial and economic data. Actual results may vary materially from those expressed or implied by the forward-looking statements, which are subject to a number of risks and uncertainties, many of which are out of CMFT’s control, including, but not limited to, those associated with the risk that a public listing of securities or other liquidity opportunities may not be realized within an expected time period or at all; the availability of and access to the capital markets or other financing sources; the availability of suitable investment or disposition opportunities; the impact of the COVID-19 pandemic on the operations and financial condition of CMFT and the real estate industry in which it operates, including with respect to occupancy rates, rent deferrals and the financial condition of tenants; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; legislative and regulatory changes; and other factors, including those set forth in the section entitled “Risk Factors” in CMFT’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other reports filed by CMFT with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, CMFT does not undertake any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.